EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 2001 relating to the financial statements and financial statement schedule, which appears in DeVry Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.



PricewaterhouseCoopers LLP
Chicago, Illinois
June 14, 2002